EXHIBIT 9(d)

                          GOODWIN, PROCTER & HOAR LLP

                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881
                                                      TELEPHONE (617) 570-1000
                                                      TELECOPIER (617) 523-1231



                               November 30, 1999


USAA Mutual Fund, Inc.
USAA Building
9800 Fredericksburg Road
San Antonio, Texas  78288-0227

Ladies and Gentlemen:

     We hereby consent to the reference in Post-Effective Amendment No. 52 (the "Amendment") to the Registration Statement (No. 2-49560) on Form N-1A (the "Registration Statement") of USAA Mutual Fund, Inc. (the "Registrant"), a Maryland corporation, to our opinions with respect to the legality of the shares of the Registrant representing interests in the (i) Aggressive Growth Fund, which opinion was filed with Post-Effective Amendment No. 43 to the Registration Statement, (ii) Growth Fund, Growth & Income Fund, Income Stock Fund, Income Fund, Short-Term Bond Fund and Money Market Fund, which opinion was filed with Post-Effective Amendment No. 39 to the Registration Statement, and (iii) Science & Technology Fund and First Start Growth Fund, which opinion was filed with Post-Effective Amendment No. 45 to the Registration Statement.

     We also hereby consent to the reference to this firm in the statement of additional information under the heading "General Information--Counsel" which forms a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

                                                Very truly yours,

                                                /s/GOODWIN, PROCTER & HOAR  LLP
                                                -------------------------------
                                                GOODWIN, PROCTER & HOAR  LLP

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